UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 21, 2021

THE J. M. SMUCKER COMPANY

(Exact name of registrant as specified in its charter)

Ohio	001-05111	34-0538550
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Strawberry Lane
Orrville, Ohio	44667-0280
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (330) 682-3000

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, no par value	SJM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On September 21, 2021, The J. M. Smucker Company (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives for the underwriters named in Schedule 1 annexed thereto (the “Underwriters”), providing for the offer and sale by the Company of $500.0 million aggregate principal amount of 2.125% Notes due 2032 (the “2032 Notes”) and $300.0 million aggregate principal amount of 2.750% Notes due 2041 (the “2041 Notes” and, together with the 2032 Notes, the “Securities”).

The Underwriting Agreement contains customary representations, warranties and covenants of the Company. It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The foregoing description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to the copy thereof which is filed herewith as Exhibit 1.1 and incorporated herein by reference.

Item 8.01.	Other Events

On September 21, 2021, the Company agreed to sell $500.0 million aggregate principal amount of its 2032 Notes and $300.0 million aggregate principal amount of its 2041 Notes pursuant to the Underwriting Agreement. The sale of the Securities is expected to close on September 24, 2021. The offering of the 2032 Notes was priced at 99.543% of the $500.0 million principal amount of 2032 Notes to be issued. At that price, the 2032 Notes have a yield to maturity of 2.174%. The offering of the 2041 Notes was priced at 99.970% of the $300.0 million principal amount of 2041 Notes to be issued. At that price, the 2041 Notes have a yield to maturity of 2.752%.

The expected net proceeds will be approximately $792.1 million after deducting the underwriting discount but before deducting the Company’s expenses related to the offering. The Company intends to use the net proceeds from the offering of the Securities to repay, redeem or refinance $750.0 million in principal amount of its unsecured senior notes due October 15, 2021, which bear interest at 3.50%, together with accrued and unpaid interest thereon, and for general corporate purposes, which could include, but are not limited to, repayments of other outstanding debt (including the repayment of commercial paper outstanding), capital expenditures or working capital.

The offering of the Securities was registered under the Securities Act of 1933, as amended (the “Securities Act”), and is being made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-249173) and the Prospectus included therein (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on September 30, 2020, and the Prospectus Supplement relating thereto dated September 21, 2021 and filed with the Commission on September 23, 2021 pursuant to Rule 424(b)(2) promulgated under the Securities Act.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit

1.1	Underwriting Agreement, dated as of September 21, 2021, among the Company, BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives for the underwriters named in Schedule 1 annexed thereto.

5.1	Opinion of Calfee, Halter & Griswold LLP.

5.2	Opinion of Harter Secrest & Emery LLP.

104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J. M. SMUCKER COMPANY

Date: September 24, 2021

	By:	/s/ Jeannette L. Knudsen
Jeannette L. Knudsen
Chief Legal and Compliance Officer and Secretary

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